UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 26, 2006
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
     On January 23, 2006, infoUSA Inc. (the “Company”) issued a press release providing results of operations for the fiscal year ended December 31, 2005 and guidance for fiscal year 2006. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
     The attached press release includes certain financial information that has been determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “EBITDA,” “capital expenditures” and “free cash flow.” Such measures are not measures of financial performance or liquidity under GAAP and should not be considered as alternatives to the comparable GAAP measures for the applicable period. The Company has presented reconciling information for each of the above non-GAAP financial measures in the press release. The Company uses these non-GAAP financial measures in its analysis of the Company’s performance.
•	“EBITDA” is defined as net income before interest expense, income taxes, depreciation and amortization of operating assets, and amortization of intangible assets. The Company’s management utilizes this measure as a key financial measure in the analysis of its financial performance, as it does with similar GAAP financial measures including operating income and cash flows from operations. The Company’s Credit Facility provides for financial covenants that are based on EBITDA, as adjusted. Additionally, the Company has historically had a significant amount of recorded goodwill and purchased intangibles resulting from the acquisition of other companies, and the amount of non-cash amortization expense associated with these acquisitions has varied significantly between reporting periods. The Company’s calculation of EBITDA is set forth in a footnote in the accompanying financial data table.

•	“Free cash flow” is defined as cash flow from operations minus capital expenditures. “Capital expenditures” consists of the sum of purchases of property and equipment and capitalized software and database development costs as reported on the Company’s consolidated cash flows statement. The Company’s management utilizes these measures as a key financial measure in the analysis of its financial performance, as it does with similar GAAP financial measures including operating income and cash flows from operations.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(b)	On January 23, 2006, Dr. Charles W. Stryker resigned from the Board of Directors of the Company, effective immediately. Dr. Stryker indicated that his decision to resign was based on increased demands and potential conflicts with his consulting business in 2006. Dr. Stryker served in the class of directors whose term expires at the Company’s 2008 annual meeting of stockholders. His resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Dr. Stryker also resigned as a member of the Audit Committee of the Board of Directors. Following Dr. Stryker’s resignation, the Audit Committee consists of Dr. Vasant Raval (chair), Bill L. Fairfield and Anshoo Gupta.

A copy of the press release disclosing Dr. Stryker’s resignation from the Board is furnished as Exhibit 99.1 and is incorporated herein by reference.
ITEM 7.01 REGULATION FD DISCLOSURE
     The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
     On January 23, 2006, the Company issued a press release in which it announced the declaration of a cash dividend of $0.23 per share, payable on February 21, 2006 to shareholders of record as of February 6, 2006. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits. The following exhibit is furnished herewith:
     Exhibit 99.1 Press Release dated January 23, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: January 26, 2006	By:	/s/ STORMY DEAN
Stormy Dean
Chief Accounting Officer

EXHIBIT INDEX

No.	Description
Exhibit 99.1	Press Release dated January 23, 2006